U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2013

GREATBATCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2595 Dallas Parkway, Suite 310, Frisco, Texas		75034
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (716) 759-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 5, 2013, Greatbatch, Inc. (“Greatbatch”) entered into a new three-year employment agreement with Thomas J. Hook, the President and Chief Executive Officer of Greatbatch. The new agreement is the result of the Greatbatch Board of Director’s comprehensive review of current compensation and employment contract practices among Greatbatch’s peer group companies. The new employment agreement has an initial term that expires August 4, 2016, subject to successive one-year renewal periods as provided in the employment agreement.

Under the new employment agreement, Mr. Hook’s base salary is $700,000 per year, subject to annual review, and Mr. Hook is eligible to participate in Greatbatch’s cash and equity-based incentive award programs available to its executives. Mr. Hook is also eligible to participate in any health and medical, pension and profit-sharing and insurance plans and programs generally offered to Greatbatch’s executive officers.

The new employment agreement contains provisions that continue Mr. Hook’s salary and benefits and vest (in the case of time-based awards) or permit the continued vesting of (in the case of performance-based awards) outstanding equity awards in the event of Mr. Hook’s disability or death. The new employment agreement also contains provisions that provide for a lump sum payment of base salary and severance and accelerated vesting (in the case of time-based awards) or continued pro-rata vesting (in the case of performance-based awards) of outstanding equity awards in the event of Mr. Hook’s termination of employment without cause or a termination with good reason.

Mr. Hook continues to be covered under an existing change of control agreement with Greatbatch; provided that with respect to any event affecting Mr. Hook’s employment covered by both the change of control agreement and the new employment agreement, Mr. Hook will receive benefits under the agreement that provides the higher level of those benefits, without duplication.

The new employment agreement contains standard confidentiality and inventions provisions and a non-competition provision restricting Mr. Hook from competing with Greatbatch or soliciting its employees during the term of the agreement and for a period of 24 months thereafter.

The foregoing summary is qualified in its entirety by reference to the full text of Mr. Hook’s employment agreement, which is attached as exhibit 10.1 to this report and incorporated into this Item 5.02 by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement between Greatbatch, Inc. and Thomas J. Hook dated August 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 9, 2013	GREATBATCH, INC.

	By:	/s/ Thomas J. Mazza
Thomas J. Mazza
Vice President and Corporate Controller